POWER OF ATTORNEY

Each officer and director of Runway Growth Finance Corp. whose signature appears below constitutes and appoints R. David Spreng and Thomas B. Raterman, and each of them (with full power to each of them to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for, on behalf of and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file the registration statement on Form N-14 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, any pre-effective amendments, post-effective amendments and supplements to the registration statement) and any additional registration statement filed pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned have executed this instrument as of the dates indicated below.

Signature	Title	Date

/s/ R. David Spreng R. David Spreng	President, Chief Executive Officer (Principal Executive Officer) and Director	November 4, 2025

/s/ Thomas B. Raterman Thomas B. Raterman	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	November 4, 2025

/s/ Ted Goldthorpe	Chairman of the Board of Directors	November 4, 2025
Ted Goldthorpe /s/ Jennifer Kwon Chou	Director	November 4, 2025
Jennifer Kwon Chou /s/ Alexander Duka	Director	November 4, 2025
Alexander Duka /s/ Gary Kovacs Gary Kovacs	Director	November 11, 2025

/s/ Catherine Frey Catherine Frey	Director	November 4, 2025

/s/ Julie Persily Julie Persily	Director	November 4, 2025

/s/ Robert Warshauer Robert Warshauer	Director	November 4 , 2025